              As filed with the Securities and Exchange Commission
                               on August 31, 2000

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               SAPIENT CORPORATION
             (Exact name of registrant as specified in its charter)

                        DELAWARE                             04-3130648
            (State or other jurisdiction of                (I.R.S. Employer
             incorporation or organization)             Identification Number)

      ONE MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS              02142
        (Address of Principal Executive Offices)              (Zip Code)

             HUMAN CODE, INC. 1994 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the Plan)

                               JERRY A. GREENBERG
                                 J. STUART MOORE
                           CO-CHIEF EXECUTIVE OFFICERS
                               SAPIENT CORPORATION
                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142

                                 WITH A COPY TO:

             Jonathan Wolfman, Esq.                Deborah England Gray
               Hale and Dorr LLP                     General Counsel
                60 State Street                    Sapient Corporation
          Boston, Massachusetts 02109               One Memorial Drive
                 (617) 526-6000               Cambridge, Massachusetts 02142
                                                       (617) 621-0200

            (Name, address, including zip code, and telephone number,
                   including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
Title of                                Proposed Maximum     Proposed Maximum       Amount of
Securities            Amount to be      Offering Price       Aggregate              Registration
to be Registered      Registered        Per Share            Offering Price         Fee
--------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value       488,040 shares       $47.03(1)         $22,952,521.20(1)        $6,059.47
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 30, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register the shares of Common Stock of Sapient Corporation (the "Company" or "Registrant") issuable pursuant to the Human Code, Inc. 1994 Stock Option/Stock Issuance Plan (the "Plan"). On August 28, 2000, pursuant to the terms of Section 1.8 of the Agreement and Plan of Merger dated as of August 9, 2000 by and among the Company, Houston Acquisition Corp. and Human Code, Inc., the Company assumed the Plan and all of the outstanding options to purchase Common Stock of Human Code, Inc. issued under the Plan.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

               (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

               (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

               (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Item 4. DESCRIPTION OF SECURITIES

              Not applicable.

          Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not Applicable.

          Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation includes such a provision.

          Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

          Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced by the Registrant to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

          Indemnification is required to be made promptly unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event the Registrant denies a request for indemnification, or if the Registrant fails to dispose of a request for indemnification within 60 days after such payment is claimed by the indemnitee, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

          Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

          Item 7. EXEMPTION FROM REGISTRATION CLAIMED

              Not applicable.

          Item 8. EXHIBITS

          Exhibit
          Number      Description
          3.1 (1)     Amended and Restated Certificate of Incorporation of the
                      Registrant, as amended
          3.2 (2)     Amended and Restated By-Laws of the Registrant, as amended
          4.1 (2)     Specimen certificate for shares of Common Stock
          4.2         Human Code, Inc. 1994 Stock Option/Stock Issuance Plan,
                      as amended
          5.1         Opinion of Hale and Dorr LLP
          23.1        Consent of Hale and Dorr LLP (included in Exhibit 5.1)
          23.2        Consent of PricewaterhouseCoopers LLP
          23.3        Consent of KPMG LLP
          24          Power of Attorney (included on signature page to this
                      Registration Statement)

------
(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-8 (File No. 333-53769) and Registrant's Current Report on Form 8-K as filed with the SEC on August 31, 2000.
(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-1586).

          Item 9. UNDERTAKINGS

          1.   The Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 31st day of August, 2000.

                                       SAPIENT CORPORATION




                                       By: /s/ Edward G. Goldfinger
                                          -------------------------------------
                                       Name:  Edward G. Goldfinger
                                       Title:  Chief Financial Officer

                        SIGNATURES AND POWER OF ATTORNEY

          We, the undersigned officers and directors of Sapient Corporation, hereby severally constitute and appoint Edward G. Goldfinger, Deborah England Gray and Jonathan Wolfman, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sapient Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                         TITLE                                          DATE
---------                         -----                                          ----
 /s/ Jerry A. Greenberg         Co-Chief Executive Officer and Director        August 31, 2000
 ---------------------------    (Principal Executive Officer)
   Jerry A. Greenberg

 /s/ J. Stuart Moore            Co-Chief Executive Officer and Director        August 31, 2000
 ---------------------------    (Principal Executive Officer)
   J. Stuart Moore

 /s/ Edward G. Goldfinger       Chief Financial Officer (Principal Financial   August 31, 2000
 ---------------------------    and Accounting Officer)
   Edward G. Goldfinger

 /s/ Carl S. Sloane             Director                                       August 31, 2000
 ---------------------------
   Carl S. Sloane

 /s/ Darius W. Gaskins, Jr.     Director                                       August 31, 2000
 ---------------------------
   Darius W. Gaskins, Jr.

                                Director                                       August __, 2000
 ---------------------------
    Bruce D. Parker


 /s/ R. Stephen Cheheyl         Director                                       August 31, 2000
 ---------------------------
   R. Stephen Cheheyl


                                  EXHIBIT INDEX




Exhibit
Number     Description
3.1(1) Amended and Restated Certificate of Incorporation of the Registrant, as amended
3.2(2)     Amended and Restated By-Laws of the Registrant, as amended
4.1(2)     Specimen certificate for shares of Common Stock
4.2        Human Code, Inc. 1994 Stock Option/Stock Issuance Plan, as amended
5.1        Opinion of Hale and Dorr LLP
23.1       Consent of Hale and Dorr LLP (included in Exhibit 5.1)
23.2       Consent of PricewaterhouseCoopers LLP
23.3       Consent of KPMG LLP
24 Power of Attorney (included on the signature page to this Registration Statement)

------
(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-8 (File No. 333-53769) and Registration's Current Report on Form 8-K as filed with the SEC on August 31, 2000.
(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-1586).